Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Announces Change in Operating Segments
to Better Reflect Strategic Focus

WESTFORD, Mass., April 22, 2020 – Kadant Inc. (NYSE: KAI) today announced the realignment of its current operating segments by combining its operating entities into three new reportable operating segments. Consistent with the Company’s strategic initiatives to grow both organically and through acquisitions, these segment changes reflect how the Company has grown and diversified over the last several years. The three new reportable operating segments are Flow Control, Industrial Processing, and Material Handling.

The Flow Control segment consists of the Company’s fluid-handling and doctoring, cleaning, & filtration product lines; the Industrial Processing segment consists of the Company’s wood processing and stock-preparation product lines; and the Material Handling segment consists of the Company’s conveying and screening, baling, and fiber-based product lines.

“We believe these segments better reflect the strategic focus and growth initiatives we have pursued over the past decade,” commented Jeffrey L. Powell, president and chief executive officer of Kadant. “These new segments will allow us to more effectively communicate our strategic initiatives and performance across our business. Our new Flow Control segment is an excellent example of moving from a vertical segment like papermaking to one that reflects our presence in a number of process industries, including packaging, food processing, and metals, among others.”

The Company’s reporting of its first quarter 2020 results will reflect these three new reportable segments. To assist in the analysis and understanding of the new reportable segment structure, the Company will be filing in a Current Report on Form 8-K a financial schedule of unaudited selected financial data for each of the four quarters and full year of 2019 and 2018 and the full year of 2017 recast to reflect the new reportable operating segments. These changes have no impact on the Company’s previously reported consolidated balance sheet, statement of income, or cash flows.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our business, financial statements, customers, products, technologies, and markets. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 28, 2019 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; health epidemics; changes to government regulations and policies around the world; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; cyclical economic conditions affecting the global mining industry; development and use of digital media; currency fluctuations; demand for coal, including economic and environmental risks associated with coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; compliance with government regulations and policies and compliance with laws; implementation of our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com